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                                                                    Exhibit 99.1

     The expenses in connection with the distribution of the Class A Floating Rate Asset Backed Certificates, Series 2001-2 and the Class B Floating Rate Asset Backed Certificates, Series 2001-2, other than underwriting discounts, are set forth in the following table. All amounts are estimated.

            SEC Registration Fee*                 $ 99,907
            Blue Sky Fees and Expenses               2,000
            Printing and Engraving Costs            85,000
            Rating Agencies' Fees                  125,000
            Accounting Fees and Expenses            25,000
            Legal Fees and Expenses                150,000
            Trustee and Registrar Fees               4,000
            Miscellaneous                            9,093
                                                  --------
                   Total                          $500,000
                                                  ========

______________________
* On January 7, 2000, the Trust and SCC filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 for the registration of $1 billion of various securities. In connection with the filing of such Registration Statement, SCC paid total filing fees of $270,751, consisting of (i) $206,389, which was paid with respect to $718,775,000 of such securities, and (ii) approximately $64,362, which was previously paid by SCC with respect to $218,225,000 of securities that remained unsold pursuant to Registration Statement No. 333-48739. Because the Securities were issued pursuant to the Registration Statement, the amount set forth represents the amount of the previously paid registration fee properly allocable to the registration of the Securities.